As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROFOUND MEDICAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2400 Skymark Avenue,
Unit 6, Mississauga,
Ontario L4W 5K5
(647) 476-1350
(Address of Principal Executive Offices)(Zip Code)

Profound Medical Corp. Long Term Incentive Plan

Profound Medical Corp. Amended and Restated Share Option Plan

(Full Title of the Plans)

Profound Medical (U.S.) Inc.
9160 Forum Corporate Parkway, Suite 359
Fort Myers, Florida
33905

(Name and Address of Agent for Service)

(647) 476-1350

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,615,048 common shares of Profound Medical Corp. (the “Registrant”) that may be issued pursuant to the Registrant’s Amended and Restated Share Option Plan or Long Term Incentive Plan (together, the “Plans”). The Registrant previously registered 2,649,660 common shares for issuance under the Plans pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 7, 2019 (File No. 333-234574) and May 20, 2020 (File No. 333-238528). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statements on Form S-8 are hereby incorporated by reference herein, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-8 filed with the Commission on November 7, 2019).
4.2	Articles of Amendment (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-8 filed with the Commission on November 7, 2019).
4.3	Articles of Amalgamation (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 filed with the Commission on November 7, 2019).
4.4	Bylaws (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-8 filed with the Commission on November 7, 2019).
5.1*	Opinion of Mintz LLP
23.1*	Consent of Mintz LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on September 12, 2024.

PROFOUND MEDICAL CORP.

By:	/s/ Rashed Dewan
	Name:	Rashed Dewan
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arun Menawat and Rashed Dewan, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on September 12, 2024.

Signature	Title

/s/ Arun Menawat	Chief Executive Officer and Chairman (Principal Executive Officer)
Arun Menawat

/s/ Rashed Dewan	Rashed Dewan (Principal Financial Officer and Principal Accounting Officer)
Rashed Dewan

/s/ Kris Shah	Director
Kris Shah

/s/ Arthur Rosenthal	Director
Arthur Rosenthal

/s/ Brian Ellacott	Director
Brian Ellacott

/s/ Cynthia Lavoie	Director
Cynthia Lavoie

/s/ Murielle Lortie	Director
Murielle Lortie

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on September 12, 2024.

PROFOUND MEDICAL CORP.
(Authorized Representative in the United States)

By:	/s/ Arun Menawat
	Name:	Arun Menawat
	Title:	Chief Executive Officer and Chairman